Exhibit 23.1




                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
FNB Corp.

We consent to the use of our report dated March 7, 2003, with respect to the consolidated balance sheets of FNB Corp. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002, incorporated by reference herein.


/s/ KPMG LLP
Greenville, SC
May 21, 2003